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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-74889 of Championship Auto Racing Teams, Inc. on Form S-8 of our report dated January 28, 2000, appearing in this Annual Report on Form 10-K of Championship Auto Racing Teams, Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Detroit, Michigan
March 20, 2000